Exhibit 10.32A

AMENDMENT 1 TO

MEMORANDUM OF UNDERSTANDING

This Amendment No. 1 (“Amendment 1”) is effective this 20 day of March, 2006, by and between Alien Technology Corporation a Delaware corporation, with its principal place of business at 18220 Butterfield Blvd., Morgan Hill, California, (“Customer”) and Solectron Corporation, a Delaware Corporation, (“Solectron”), on behalf of itself and its subsidiaries and affiliates, with its principle place of business at 847 Gibraltar Drive, Milpitas, California 95035.

Solectron hereby extends the agreed upon credit limit amount to Customer subject to the following:

a.	On or before the Effective Date of this Amendment, Customer will provide Solectron with a copy of its most recent financial statements. Thereafter, Customer will provide updated monthly financial statements within thirty (30) days following the end of each calendar month. Twelve months after the Effective Date and from time to time thereafter, Solectron will reevaluate this requirement and may, in its sole option, amend this requirement.

b.	In order to sustain the credit limit amount, Customer must maintain a cash balance of no less than ten (10) times the amount of cash used in the previous month (burn rate).

c.	If Customer fails to make timely payments on the terms set forth in the Memorandum of Understanding, satisfy credit requirements, or provide financial information as required herein, it shall be deemed a material breach of this Agreement. In this event, Solectron may, in addition to any other rights and remedies provided at law or in equity, suspend its performance under the Memorandum of Understanding, as amended, and withhold shipment of Products, refuse to accept further orders, change credit and payment terms, request other assurances such as converting the business to consignment, change terms to cash in advance or attain a stand by letter of credit and/or take any other action that Solectron, in its sole discretion, deems appropriate. In the event Customer does not cure the material breach within 30 days, or make alternative arrangements satisfactory to Solectron, Solectron may terminate Memorandum of Understanding, as amended, and exercise any and all rights and remedies provided at law or in equity or in the Memorandum of Understanding, as amended.

Agreed to:

Dated:	3/20/06	Dated:	3 - 22 - 06

ALIEN TECHNOLOGY		SOLECTRON CORPORATION

By:	/s/ John Payne	By:	/s/ Darryl Payton
	(Signature)		(Signature)

Title:	COO	Title:	Director, Contracts